UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 17, 2016

FORUM ENERGY TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35504	61-1488595
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

920 Memorial City Way, Suite 1000 Houston, Texas		77024
(Address of principal executive offices)		(zip code)

Registrant’s telephone number, including area code: (281) 949-2500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 17, 2016, Forum Energy Technologies, Inc. (the “Company”) announced the appointment of Mr. Prady Iyyanki to the office of President and Chief Operating Officer. Mr. Iyyanki, age 45, has served as the Company’s Executive Vice President and Chief Operating Officer since January 2014, and will continue to serve in this capacity. Mr. Iyyanki was a private investor from March 2013 to December 2013. From April 2011 to March 2013, Mr. Iyyanki served as Vice President of GE Oil and Gas, a manufacturer of capital equipment and service provider for the oil and gas industry, and from April 2011 to December 2012 he served as President & Chief Executive Officer of the GE Oil and Gas Turbo Machinery business. From June 2006 to April 2011, Mr. Iyyanki served as President and Chief Executive Officer of the GE Power and Water Gas Engines business. Mr. Iyyanki holds a B.S. in Mechanical Engineering from Jawaharlal Nehru Technology University and an M.S. in Engineering from South Dakota State University.

The terms of Mr. Iyyanki’s employment will continue to be governed by the Employment Agreement Mr. Iyyanki previously entered into with the Company, dated December 18, 2013 and effective as of January 13, 2014. In connection with his appointment, the Company granted to Mr. Iyyanki 29,569 shares of restricted stock, which will vest ratably over a period of four years.

Mr. Iyyanki does not have any family relationships with any director, executive officer, or any person nominated to become a director or executive officer of the Company and there are no arrangements or understandings between Mr. Iyyanki and any other person pursuant to which Mr. Iyyanki was appointed as the President of the Company. There are no transactions in which Mr. Iyyanki had or will have an interest that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934, as amended.

In connection with, and as a result of, this appointment, Mr. Christopher Gaut, the Company’s Chairman and Chief Executive Officer, ceased to serve in the role of President.

Item 7.01	Regulation FD Disclosure.

On May 18, 2016, the Company issued a press release relating to the events described in Item 5.02 of this Current Report. The press release is furnished herewith as Exhibit 99.1.

The information furnished pursuant to this Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 and will not be incorporated by reference into any filing under the Securities Act of 1933 unless specifically identified therein as being incorporated therein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is furnished as an exhibit to this Current Report on Form 8-K:

Exhibit No.	Exhibit Title or Description

99.1	Forum Energy Technologies, Inc. Press Release dated May 18, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Forum Energy Technologies, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORUM ENERGY TECHNOLOGIES, INC.

Date: May 18, 2016

	By:	/s/ James L. McCulloch
James L. McCulloch
Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Exhibit Title or Description

99.1	Forum Energy Technologies, Inc. Press Release dated May 18, 2016.